Exhibit 10.7
FIRST AMENDMENT
TO THE
JUNIATA VALLEY BANK
AND
JUNIATA VALLEY FINANCIAL CORP.
DIRECTORS’ DEFERRED COMPENSATION PLAN
This First Amendment to the Juniata Valley Bank and Juniata Valley Financial Corp. Directors’ Deferred Compensation Plan (the “Plan”) is made this 15th day of January, 2008.
WITNESSETH:
WHEREAS, Juniata Valley Bank and Juniata Valley Financial Corp. (the “Sponsors”) adopted the Plan effective January 1, 1999, for the benefit of individuals serving on their Boards of Directors; and
WHEREAS, effective as of January 1, 2005, the United States Internal Revenue Code was amended to add a new Section 409A that imposes new requirements and restrictions on nonqualified deferred compensation plans, and the Sponsors have determined that the Plan is subject to such new legal requirements;
NOW, THEREFORE, for the purpose of bringing the Plan into compliance with Code Section 409A, the Plan is hereby amended effective on and after January 1, 2005, in the respects hereinafter set forth.
1. A new paragraph (d) is added to Section VIII of the Plan, as follows:
(d)	Notwithstanding the foregoing, if the Participant who becomes eligible for a payment hereunder on account of a resignation or other separation from service as a Director is at such time a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of a Sponsor, any benefit otherwise payable hereunder during the initial six months following the resignation or other separation from service shall be accumulated and paid commencing on the earlier of January 1 or July 1 coinciding with or next following the first day of the seventh month following the resignation or other separation from service.

2. Paragraphs (b), (c) and (d) of Section IX of the Plan are amended and restated in their entirety as follows:
(b)	In the event of permanent disability (as defined below) before full payment of a Participant’s account balance has been made, the Board of Directors shall pay the balance of any deferred amount in one lump sum. Such payout shall be made to the Participant, or to the legal representative of such Participant pursuant to paragraph (c) of Section XIV.
Permanent Disability: The Participant will be considered permanently disabled for the purposes of this Plan if the Participant, by reason of a medically determinable physical or medical impairment that can be expected to result in death or to last for a continuous period of at least twelve months, (i) is unable to engage in any substantial gainful activity or (ii) has received income replacement benefits for a period of at least three months under an accident or health plan of the Sponsor.
(c)	In the event of a Participant’s “unforeseeable emergency”, the Participant may submit a written petition to the Board of Directors for an early withdrawal from his or her remaining account balance. The Board of Directors shall determine whether a withdrawal is necessary on account of the unforeseeable emergency. A Participant requesting a distribution under this provision shall have the burden of presenting to the Board evidence of the unforeseeable emergency, and the Board shall not approve such request without first receiving such evidence. Any early withdrawal approved by the Board of Directors is limited to the amount necessary to meet the unforeseeable emergency.
Unforeseeable Emergency: An unforeseeable emergency is a severe financial hardship to the Participant resulting from an injury or illness of himself, a spouse or dependent (as defined in Code Section 152, without regard to 152(b)(1), (b)(2) and (d)(1)(B)) resulting in medical expenses, a casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable circumstances arising because of events beyond the Participant’s control.
The need to send a Participant’s child to college or the desire to purchase a home are not considered to be unforeseeable emergencies.
(d)	On and after January 1, 2005, no modifications shall be available or permitted.

3. A new paragraph (h) is added to Section XIV of the Plan, as follows:
(h)	The Sponsors intend that the Plan, for periods of time on and after January 1, 2005, constitute a “nonqualified deferred compensation plan” within the meaning of, and subject to the requirements and limitations of, Code Section 409A, and accordingly it shall be administered, applied and interpreted at all times to meet the requirements of Code Section 409A(a)(2), (3) and (4).
4. In all other respects, the terms of the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, the Sponsors have caused this Amendment to be executed as of the date first set forth above.

JUNIATA VALLEY BANK

/s/ Judy Robinson Witness	By:	/s/ Ronald Witherite Title:

JUNIATA VALLEY FINANCIAL CORP.

/s/ Judy Robinson Witness	By:	/s/ Ronald Witherite Title:

SECOND AMENDMENT
TO THE
JUNIATA VALLEY BANK
AND
JUNIATA VALLEY FINANCIAL CORP.
DIRECTORS’ DEFERRED COMPENSATION PLAN
This Second Amendment to the Juniata Valley Bank and Juniata Valley Financial Corp. Directors’ Deferred Compensation Plan (the “Plan”) is made this 21st day of December, 2010.
WITNESSETH:
WHEREAS, Juniata Valley Bank and Juniata Valley Financial Corp. (the “Sponsors”) adopted the Plan effective January 1, 1999, for the benefit of individuals serving on their Boards of Directors; and
The Plan is hereby amended as set forth below:
SectionVII shall be deleted and replaced with a new Section VII as follows:
VII. Deferral Accounts
A deferred compensation account will be established for each Participant as a bookkeeping instrument. Credits will be made to a Participant’s account on the same dates compensation would have otherwise been paid to him or her currently. The deferred compensation will be credited with interest, credited and compounded quarterly, until distribution is made in full.
The interest rate for purposes of this Plan will be the current interest rate of Juniata Valley Bank’s longest term published Certificate of Deposit rate, and will be updated quarterly as of the last business day of each calendar quarter (March, June, September and December).

In all other respects, the terms of the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, the Sponsors have caused this Amendment to be executed as of the date first set forth above.

JUNIATA VALLEY BANK

/s/ JoAnn McMinn Witness	By:	/s/ Charles L. Hershberger Title: Secretary

JUNIATA VALLEY FINANCIAL CORP.

/s/ JoAnn McMinn Witness	By:	/s/ Charles L. Hershberger Title: Secretary

December 21, 2010 Date

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